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                                                                   EXHIBIT 99.5

                              ACTIVE SOFTWARE, INC.

                SPECIAL MEETING OF STOCKHOLDERS, AUGUST __, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             ACTIVE SOFTWARE, INC.

     The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on August __, 2000 and the Proxy Statement/Prospectus, dated ________ __, 2000, and hereby appoints R. James Green and Jon A. Bode, and each of them, as proxies of the undersigned, each with full power of substitution, with full authority to vote on behalf of the undersigned at the Special Meeting of Stockholders of Active Software, Inc. to be held at __________________________________, on August __,
2000 at -:-- -.-. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the following manner:

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1.   Adoption and approval of (a) the Agreement and Plan of Merger, dated as of
May 20, 2000, by and among webMethods, Inc., Wolf Acquisition, Inc. and Active Software, Inc., and (b) the merger of Wolf Acquisition, Inc., a wholly owned subsidiary of webMethods, Inc., with and into Active Software, Inc., whereby, among other things, each outstanding share of Active Software, Inc. common stock will be converted into the right to receive 0.527 of a share of webMethods, Inc. common stock.

              FOR            AGAINST           ABSTAIN

             [  ]             [  ]               [  ]

     It is not expected that any matters other than those described in the Joint Proxy Statement/Prospectus will be presented at the Special Meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in accordance with their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Please date this proxy and sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority. Please return the signed proxy in the enclosed envelope.

   _______________________________________                  ____________, 2000
              Signature(s)                                      Date

        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
        (Print name(s) on certificate(s))
        Please sign your name (Authorized Signature(s))

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